UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 22, 2010

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

To the extent applicable, the contents of Item 8.01 below are incorporated into this Item 3.02 by this reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

To the extent applicable, the contents of Item 8.01 below are incorporated into this Item 5.02 by this reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On August 14, 2008, Cheniere Energy, Inc., a Delaware corporation (the “Company”), filed a Certificate of Designations of Series B Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware creating the Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series B Preferred Stock”).  A description of the Series B Preferred Stock was provided under Item 3.02 of the Company’s Current Report on Form 8-K filed on August 18, 2008 (the “2008 Form 8-K”), and the Certificate of Designations was filed as Exhibit 3.1 to the 2008 Form 8-K.  The 2008 Form 8-K is incorporated herein by reference.

On December 23, 2010, following the occurrence of the Effective Date (defined in Item 8.01 below), the Certificate of Designations was amended and restated to reduce the number of authorized shares of Series B Preferred Stock, to remove all voting rights of the holders of the Series B Preferred Stock, to remove the right of the holders of the Series B Preferred Stock to appoint directors, and to provide for the redemption of the Series B Preferred Stock by the Company at the election of the Company or the holders on August 15, 2018.

To the extent applicable, the contents of Item 8.01 below are incorporated into this Item 5.03 by this reference.

ITEM 8.01	OTHER EVENTS.

As more fully described in the Company’s Current Report on Form 8-K filed on December 10, 2010 (the “Previous Form 8-K”), on December 9, 2010, Cheniere Common Units Holding, LLC (“CCUH”), a Delaware limited liability company and a wholly owned subsidiary of the Company, entered into an Eighth Amendment to Credit Agreement and Second Amendment to Investors’ Agreement (the “Eighth Amendment”), which amended the Credit Agreement dated August 15, 2008 (as amended, the “Credit Agreement”) among CCUH, The Bank of New York Mellon, as administrative agent and collateral agent, certain affiliates of CCUH, and the lenders from time to time party thereto (the “Lenders”) and the Investors’ Agreement dated August 15, 2008 (as amended, the “Investors’ Agreement”) among the Company, CCUH and the Lenders.  The Previous Form 8-K and the exhibits thereto are incorporated herein by reference.

 The Eighth Amendment became effective on December 22, 2010 (the “Effective Date”), when, among other things, 10,125,000 million shares (the “Shares”) of Company Common Stock, par value $.003 per share (“Common Stock”), had been approved for listing and issued to a group of Lenders (the “Non-Convertible Lenders”).  In accordance with the Eighth Amendment, the Shares were issued to the Non-Convertible Lenders on the Effective Date and all of the provisions of the Eighth Amendment described in the Previous Form 8-K became effective.

Pursuant to the Eighth Amendment, unless it receives confirmation from the NYSE Amex Equities that such approval is not required, the Company will submit a proposal to its common stockholders that would permit all Lenders other than the Non-Convertible Lenders to exchange the exchangeable portion of the loans outstanding under the Credit Agreement (the “Loans”) into Common Stock at an exchange rate of one share of Common Stock per $5 principal amount of the exchangeable portion of the Loans.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits

Exhibit
Number                  Description

3.1*	Amended and Restated Certificate of Designations of Series B Convertible Preferred Stock of Cheniere Energy, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: December 22, 2010	By:	/s/ Meg A. Gentle
Name: Meg A. Gentle
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                  Description

3.1*	Amended and Restated Certificate of Designations of Series B Convertible Preferred Stock of Cheniere Energy, Inc.

* Filed herewith.